UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2020, at the Annual Meeting of Shareholders (the “Annual Meeting”) of MTBC, Inc., (the “Company”), the Company’s shareholders approved the Second Amendment to the Company’s Amended and Restated Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares of the Company’s common stock available for issuance under the plan by 2,000,000 shares for a total of 4,851,000 shares, and to increase the number of shares of the Company’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) available for issuance under the plan by 300,000 shares for a total of 600,000 shares. The Company’s Board of Directors previously approved the Plan Amendment, subject to shareholder approval.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Plan Amendment, a copy of which was attached as Appendix A to the Company’s Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2020, and is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2020, the Company filed a Fifth Amendment (the “COD Amendment”) to Amended and Restated Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) of the Series A Preferred Stock with the Secretary of State of the State of Delaware which was effective upon filing. The COD Amendment increased the number of shares of Series A Preferred Stock from 4,500,000 shares to 5,000,000 shares. No other changes were made to the Certificate of Designation.

The foregoing description of the COD Amendment does not purport to be complete and is qualified in its entirety by reference to the COD Amendment, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

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Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 19, 2020 in Somerset, New Jersey. As of March 20, 2020, the record date, there were 12,364,368 shares of common stock outstanding and eligible to vote on all items. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to such proposals were as follows:

1.	All four nominees listed below were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Votes
A. Hadi Chaudhry	7,002,015	740,711	0
John N. Daly	6,761,517	981,209	0
Mahmud Haq	7,101,318	641,408	0
Cameron P. Munter	7,093,602	649,124	0

2.	The shareholders voted to approve two amendments to the Company’s Amended and Restated Equity Incentive Plan: a) to increase the number of shares of the Company’s common stock issuable under the plan, and b) to increase the number of shares of the Company’s Series A Preferred Stock issuable under the plan. The votes on these two proposals were as follows:

Resolution	For	Against	Abstain	Broker Non-Votes
To amend the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares of common stock issuable under the plan	6,356,416	1,348,195	38,115	0
To amend the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares of Series A Preferred Stock issuable under the plan	7,378,027	338,684	26,015	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Equity Incentive Plan.

3.2	Fifth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTBC, Inc.

Date: May 21, 2020	By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

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